                                                                     EXHIBIT 4.1

                  CERTIFICATE OF AMENDMENT AND RESTATEMENT OF

                           ARTICLES OF INCORPORATION

                                      OF

                           MIKOHN GAMING CORPORATION

          The undersigned, being the President and Secretary of MIKOHN GAMING CORPORATION, a Nevada corporation, declares that the original Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Nevada on May 27, 1986 and with the Clerk of the County of Clark on June 4, 1986. I certify as follows:

          1. That on September 24, 1993, the Directors of the Corporation, by unanimous consent, adopted and consented to the adoption of resolutions setting forth proposed Amended and Restated Articles of Incorporation of the Corporation, as hereinafter set forth, declaring the advisability thereof, and calling a meeting of the shareholders for the purpose of considering and voting upon the proposal.

          2. The resolution called for the following Amended and Restated Articles of Incorporation:

                                   ARTICLE 1

                                      NAME

          The name of the Corporation is MIKOHN GAMING CORPORATION.

 . . . .

 . . . .

 . . . .
 . . . .

                                   ARTICLE 2

                                   [AMENDED]

                      RESIDENT AGENT AND REGISTERED OFFICE

          The name of the resident agent of the Corporation, a corporate resident of the State of Nevada, whose business address is 1700 Bank of America Plaza, 300 South Fourth Street, Las Vegas, Clark County, Nevada 89101 is LIONEL SAWYER & COLLINS.

                                   ARTICLE 3

                                   [AMENDED]

                   AUTHORIZED SHARES AND ASSESSMENT OF SHARES

          Section 3.01.  Authorized Shares.  The aggregate number of shares that
                         -----------------
     the Corporation shall have the authority to issue is 20,000,000 shares of Common Stock with a par value of $.10 per share and 5,000,000 shares of Preferred Stock with a par value of $.10 per share.

          Section 3.02.  Rights and Restrictions of Preferred Stock. The
                         ------------------------------------------
     Preferred Stock may be made subject to redemption at such time or times and at such price or prices, and may be issued in such series, with full or limited voting powers, or without voting powers and with such designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.

          Without limiting the foregoing:

               (a) The holders of Preferred Stock or any class or series thereof shall be entitled to receive dividends at such rates, on such conditions and at such times as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors, payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock, and cumulative or noncumulative as shall be so expressed.

               (b) The holders of the Preferred Stock or any class or series thereof shall be entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the corporation as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.

               (c) Any Preferred Stock or any class or series thereof, if there are other classes or series, may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation at such price or prices or at such rates of exchange and with such adjustments as shall be stated and expressed in the resolution or resolutions providing for the issue of such stocks adopted by the Board of Directors.

          Section 3.03.  Assessment of Shares.  The capital stock of the
                         --------------------
     Corporation, after the amount of subscription price has been paid, shall not be subject to pay the debts of the Corporation, and no capital stock issued as fully paid up shall ever be assessable or assessed.

          Section 3.04.  Denial of Preemptive Rights.  No stockholder of the
                         ---------------------------
     Corporation shall have any preemptive or other right, by reason of his status as a stockholder, to acquire any unissued shares, treasury shares, or securities convertible into shares of the Stock of the Corporation. This denial of preemptive rights shall, and is intended to, negate any rights which would otherwise be given to stockholders pursuant to NRS
     78.265 or any successor statute.

          Section 3.05.  Meetings.  Stockholders' meetings shall be called and
                         --------
     noticed only as provided in the Bylaws of the Corporation.

          Section 3.06.  Amendments.  The affirmative vote of at least 80% of
                         ----------
     the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal this Article 3.

                                   ARTICLE 4

                                   [AMENDED]

                           DATA RESPECTING DIRECTORS

          Section 4.01  Style of Governing Board.  The members of the governing
                        ------------------------
     board of the Corporation shall be styled Directors. The names and addresses of the Directors are:

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                               David J. Thompson
                       6700 South Paradise Road, Suite E
                            Las Vegas, Nevada 89119

                               Terrance W. Oliver
                                 P.O. Box 40130
                            Reno, Nevada 89504-4130

          Section 4.02  Increase or Decrease of Directors. The number of
                        ---------------------------------
     Directors of the Corporation may be increased or decreased from time to time as shall be provided in the Bylaws of the Corporation.

          Section 4.03  Nominations.  The Bylaws of the Corporation shall
                        -----------
     provide the procedures for nominating Directors and only Directors so nominated shall be elligible to serve.

                                   ARTICLE 5

                                   [AMENDED]

                      LIABILITY OF DIRECTORS AND OFFICERS

          No Director or officer shall have any personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a Director or officer, except that this Article FIVE shall not eliminate or limit the liability of a Director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes. If the Private Corporations law of Nevada is hereafter amended or interpreted to eliminate or limit further the personal liability of Directors or officers, then the liability of all Directors and officers shall be eliminated or limited to the full extent then so permitted. Any repeal of this Article 5 shall be prospective only. In the event of any conflict between this Article 5 and any other Article of the Corporation's Articles of Incorporation, the terms and provisions of this
     Article 5 shall control.

                                   ARTICLE 6

                                   [AMENDED]

           ELECTION NOT TO BE GOVERNED BY CORPORATE COMBINATIONS ACT

          The Corporation hereby elects not to be governed by NRS 78.411 through NRS 78.444.

                                   ARTICLE 7

                                   [AMENDED]

                ELECTION NOT TO BE GOVERNED BY ANTI-TAKEOVER ACT

          The Corporation hereby elects not to be governed by NRS 78.378 through NRS 78.3793.

                                   ARTICLE 8

                                   [AMENDED]

                                    PURPOSE

          The purposes for which the corporation is organized are: (a) to conduct gaming in the State of Nevada in accordance with the laws of the State of Nevada and the United States of America; (b) to conduct gaming in other states in accordance with the laws of such other states and the United States of America; (c) to conduct gaming in jurisdictions outside the United States of America in accordance with the laws of such jurisdictions; and (d) to engage in any other lawful activity.

          3. That on September 24th, 1993, the shareholders of the corporation, by unanimous consent with notice and written consent given pursuant to Section 78.320, adopted and consented to the adoption of a resolution setting forth the proposed amended and restated Articles of Incorporation as hereinabove set forth.

          4. That the Articles of Incorporation of MIKOHN GAMING CORPORATION are hereby amended and restated as set forth above and
 . . . .
 . . . .
 . . . .
 . . . .
 . . . .
 . . . .
the undersigned makes this certificate pursuant to Sections 78.385

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and 78.390 of the Nevada Revised Statutes.

          DATED this 27th day of September, 1993.


                              S/ DAVID J. THOMPSON
                              ___________________________________
                              David J. Thompson, President


                              S/ DAVID J. THOMPSON
                              ___________________________________
                              David J. Thompson, Secretary


STATE OF CALIFORNIA      )
                         ) ss:
COUNTY OF LOS ANGELES    )

          On September 27th, 1993, personally appeared before me, a Notary Public, DAVID J. THOMPSON, who acknowledged to me that he executed the foregoing Certificate of Amendment of Articles of Incorporation of MIKOHN GAMING CORPORATION.


                              S/ MYRNA R. HOGAN
                              ____________________________________
                              NOTARY PUBLIC

                                         NOTARY PUBLIC
                              [SEAL]          STATE OF NEVADA
                                         County of Clark
                                         MYRNA R. HOGAN
                              My Appointment Expires May 27, 1997

ENDORSEMENT ON PAGE 1 (OBVERSE):

                                     FILED
                              IN THE OFFICE OF THE
                           SECRETARY OF STATE OF THE
                                STATE OF NEVADA

                                  SEP 29 1993

                       CHERYL A. LAU  SECRETARY OF STATE

                                S/ CHERYL A LAU

                             NO.     3599-86
                                ------------------



ENDORSEMENT ON PAGE 6 (REVERSE):

                                STATE OF NEVADA
                                 DEPARTMENT OF
                                     STATE

                      I HEREBY CERTIFY THAT THIS IS A TRUE
                       AND COMPLETE COPY OF THE DOCUMENT
                            AS FILED IN THIS OFFICE.

                              DATED:  SEP 29 1993
                                      -----------

                                S\ CHERYL A. LAU
                               SECRETARY OF STATE


                         BY     S/ KIMBERLY DEVIUS
                           ----------------------------





/ENDORSMT.002/

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       of
                           MIKOHN GAMING CORPORATION

     The undersigned, being the President and Secretary, respectively of MIKOHN GAMING CORPORATION, a Nevada corporation (the "Corporation") hereby certify as follows:

     1. That on December 7, 1994, the Board of Directors of the Corporation unanimously adopted resolutions approving a proposed Amendment to the Articles of Incorporation of the Corporation, and directed that said Amendment be submitted to stockholders of the Corporation for consideration at the 1995 Annual Meeting of Shareholders.

     2.  The resolutions so adopted are the following:

     RESOLVED, that the Articles of Incorporation be amended to eliminate
Section 3.06 of Article 3, which presently reads as follows:

     Section 3.06. Amendments. The affirmative vote of at least 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal, this Article 3.

     RESOLVED FURTHER, that the proposed Amendment to the Articles of Incorporation be presented for vote by the shareholders at the 1995 annual meeting.

     3.  That on May 9, 1995, a total of 7,928,850 (or 80.9%) of the
Corporation's 9,802,611 authorized and outstanding shares of stock, at the duly called, noticed and held 1995 Annual meeting of Shareholders, adopted the resolutions setting forth the proposed Amendment to the Articles of Incorporation as set forth above.

     4. That the Articles of Incorporation of MIKOHN GAMING CORPORATION are hereby amended as set forth above and that the undersigned make this certificate pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes.

DATED:  May 15, 1995.

                                     S/ DAVID J. THOMPSON
                                     -------------------------
                                     David J. Thompson
                                     President


                                     S/ CHARLES H. McCREA, JR.
                                     -------------------------
                                     Charles H. McCrea, Jr.
                                     Secretary


STATE OF NEVADA  )
                 ) ss.
COUNTY OF CLARK  )

     This instrument was acknowledged before me on May 15, 1995, by David J. Thompson as President and Charles H. McCrea, Jr. as Secretary of MIKOHN GAMING CORPORATION.


                                     S/ WANDA M. JACOBSON
                                     ---------------------------
                                          NOTARY PUBLIC

        WANDA M. JACOBSON
[SEAL]         Notary Public - Nevada
               Clark County
        My appt. exp. Sep. 7, 1988

ENDORSEMENT ON PAGE 1 (OBVERSE):

                                     FILED
                              IN THE OFFICE OF THE
                           SECRETARY OF STATE OF THE
                                STATE OF NEVADA

                                  JUN 07 1995

                                    3599-86
                        DEAN HELLER SECRETARY OF STATE


                             NO.
                                ------------------



ENDORSEMENT ON PAGE 6 (REVERSE):

                                STATE OF NEVADA
                              Secretary of State

                      I hereby certify that this is a true
                       and complete copy of the document
                            as filed in this office.

                              DATED:  JUN 07 '95
                                      -----------

                                S\ DEAN HELLER
                               Secretary of State


                         BY     S/ PATRICIA KAMAN
                           ----------------------------